UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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ENTERTAINMENT GAMING ASIA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERTAINMENT GAMING ASIA INC.
M2, 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 23, 2016

To our Stockholders:

The 2016 annual meeting of stockholders of Entertainment Gaming Asia Inc., a Nevada corporation, will be held on Wednesday, November 23, 2016, at 10:00 a.m., local time, at M2, 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong to:

1.	Elect six directors, each to serve until our 2017 annual meeting of stockholders;
2.	Ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	Vote on a proposed increase in the number of authorized shares of the Company’s common stock;
4.	Conduct a non-binding “say on pay” advisory vote on the compensation of the Company’s named executive officers described in the tabular compensation disclosures in the accompanying proxy statement;
5.	Vote on the adjournment or postponement of the 2016 annual meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of proposals 1, 2, 3 and 4; and
6.	Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on October 7, 2016 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

Clarence Chung,
Chairman of the Board

October 24, 2016
Hong Kong

i

ENTERTAINMENT GAMING ASIA INC.

PROXY STATEMENT FOR
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 23, 2016

The accompanying proxy is solicited on behalf of the board of directors of Entertainment Gaming Asia Inc. (“we” or the “Company”) in connection with our annual meeting of stockholders to be held on Wednesday, November 23, 2016, at 10:00 a.m., local time, at M2, 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, electronic mail, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given pursuant to this solicitation and received in time for the 2016 annual meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the 2016 annual meeting by giving a written revocation notice to our secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our secretary or by attending the 2016 annual meeting and voting in person.

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about October 24, 2016.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving this proxy statement?
A:	We are holding our 2016 annual meeting of stockholders to elect the members of our board of directors. In addition, we are seeking (i) stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016, as more fully described in Proposal Two; (ii) stockholder approval of increase in the number of authorized shares of the Company’s common stock, as more fully described in Proposal Three; and (iii) a non-binding “say on pay” stockholder advisory vote on the compensation of our named executive officers, as more fully described in Proposal Four.
Q:	What do I need to do now?
A:	We urge you to carefully read and consider the information contained in this proxy statement. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or submit your voting instructions by internet or by telephone if that option is available to you.
Q:	How do I vote?
A:	If you are a Company stockholder of record, you may vote in person at the 2016 annual meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to your proxy card or the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the internet or telephone.
Q:	What happens if I do not vote?
A:	If you do not submit a proxy card or vote at the 2016 annual meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the meeting. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the 2016 annual meeting. Broker non-votes will have the effect as more fully described in the section “Voting of Shares — Vote Required for Approval” below.
Q:	If my Company shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on all proposals?
A:	Your broker, bank, or nominee can vote your shares on the ratification of accountants in the event you do not provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Your broker, bank, or nominee cannot vote your shares on the election of directors or any other Proposals, unless you provide instructions on how to vote.
Q:	Can I change my vote after I have mailed my signed proxy or direction form?
A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at your stockholder meeting by:
•	delivering to the Company’s corporate secretary a signed notice of revocation;
•	granting a new, later-dated proxy, which must be signed and delivered to the Company’s corporate secretary; or
•	attending the 2016 annual meeting and voting in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee’s directions in order to change your vote or revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q:	What if I object to the proposed transactions? Do I have dissenter’s rights?
A:	No. Dissenter’s rights are not available for the types of transactions discussed in this proxy statement.
Q:	Whom should I call with questions?
A:	If you have any questions about the meeting, require directions to the meeting or need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Entertainment Gaming Asia Inc.
40 E. Chicago Ave. #186 Chicago, IL 60611-2026
Attn: Traci Mangini
Email address: tracimangini@egt-group.com

VOTING OF SHARES

Our board of directors has fixed the close of business on October 7, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2016 annual meeting. On October 7, 2016, 14,464,220 shares of our common stock, $0.001 par value, were outstanding and held by approximately 145 record holders.

Quorum

The presence at the 2016 annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

Pursuant to Section 2.8 of our bylaws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless a different vote is expressly required by our charter documents or the Nevada General Corporation Law. In counting votes on the election of directors and all other matters to come before the meeting, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner) will be counted as not present and these shares will be deducted from the total shares of which a majority is required. Shares subject to abstention shall be counted as present but not voted, which will have the same practical effect as having against the particular matter.

All proposals presented in this proxy statement will be approved if a majority of the shares present or represented at the meeting are voted in favor of such matter.

Voting of Proxies

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted “FOR” the election of all of the nominees for director listed in this proxy statement, and “FOR” Proposals Two, Three and Four and in the discretion of the persons voting the respective proxies with respect to any other matter that may properly come before the 2016 annual meeting.

Voting via the Internet, by Telephone or by Mail

As an alternative to voting in person at the 2016 annual meeting, stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the 2016 annual meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the 2016 annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This proxy statement, our 2015 annual report to stockholders and, if your shares are registered in your name, the ability to vote, are available on the Internet. This proxy statement, our annual report to stockholders and, if your shares are registered in your name, the ability to vote, are available at: www.cstproxy.com/egt-group/2016.

You may access your proxy materials and, if your shares are registered in your name, vote your shares online by going to www.cstproxyvote.com and following the prompts. You will need to have your proxy card with you since your card includes your unique identification numbers.

PROXY SOLICITATION

We are soliciting proxies from our stockholders for our 2016 annual meeting of stockholders. We will pay the cost of solicitation of proxies from our stockholders, including preparation, assembly, printing and mailing of this proxy statement and the proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by our board of directors, officers and employees, in person or by telephone, electronic mail, or other means of communication. No additional compensation for soliciting proxies will be paid to our board of directors, officers or regular employees for such services.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that our board will consist of between one and twelve members, with the number of directors determined from time to time by our board. The number of directors is currently set at six. The current term of all of our six directors expires at the 2016 annual meeting. Accordingly, six directors will be elected at the 2016 annual meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee is unable or declines to serve as director at the time of the 2016 annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the board of directors to fill the vacancy.

Information About Nominees

Names of the board of directors’ nominees and certain biographical information about the nominees are set forth below.

Clarence (Yuk Man) Chung Age 53 Director since 2007	Mr. Chung joined our board in October 2007 and has served as our chairman of the board since August 2008 and chief executive officer since October 2008. Mr. Chung is also an executive director of Melco International Development Limited, a company listed on the Hong Kong Stock Exchange. He has served on the board of directors of Melco International Development Limited since May 2006 and is a member of the executive committee, finance committee and corporate social responsibility committee of the company. In addition, Mr. Chung is a non-executive director of Melco Crown Entertainment Limited, a company listed on the NASDAQ Global Market and the Hong Kong Stock Exchange. He has served on the board of directors of Melco Crown since November 2006. He has also served as chairman and president of Melco Crown (Philippines) Resorts Corporation, a company listed on the Philippines Stock Exchange, since December 2012. Mr. Chung has more than 25 years of experience in the financial industry in various capacities as a chief financial officer, an investment banker and merger and acquisition specialist. Mr. Chung holds a master degree in business administration from the Kellogg School of Management at Northwestern University and the Hong Kong University of Science and Technology, and a bachelor degree in business administration from the Chinese University of Hong Kong. Mr. Chung is also a member of the Hong Kong Institute of Certified Public Accountants and the Institute of Chartered Accountants in England and Wales.
Mr. Chung has extensive knowledge of the gaming industry in the markets in which the Company operates from his senior management experience with Melco International Development Limited. As a result of these and other professional experiences, our board of directors has concluded that Mr. Chung is qualified to serve as a director.

Vincent L. DiVito Age 56 Director since 2005	Mr. DiVito joined our board in October 2005 and chairs our audit committee. Since April 2010, Mr. DiVito has served as a financial and management consultant. From January 2008 to April 2010, Mr. DiVito served as president of Lonza America, Inc., a global life sciences chemical business headquartered in Allendale, New Jersey, and also served as chief financial officer and treasurer of Lonza America, Inc. from September 2000 to April 2010. Lonza America, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. From 1990 to September 2000, Mr. DiVito was employed by Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, first as its director of business development and later as its vice president and chief financial officer. Mr. DiVito is a certified public accountant and certified management accountant and is a National Association of Corporate Directors Board Leadership Fellow. Mr. DiVito has served on the board of directors of Riviera Holdings Corporation, a publicly held company, from July 2002 until the consummation of a change in control of the corporation in March 2011. Mr. DiVito also serves on the board and chairs the audit committee of Aqua Metals, Inc., a Nasdaq-listed technology company.
Mr. DiVito has extensive knowledge of accounting and corporate governance issues from his experience serving on various corporate board of directors and has extensive operational knowledge as a result of his experience as an operational executive at a major corporation and is invaluable to our board’s discussions of financial and operational issues. As a result of these and other professional experiences, our board of directors has concluded that Mr. DiVito is qualified to serve as a director.
John W. Crawford, J.P. Age 74 Director since 2007	Mr. Crawford joined our board in November 2007 and chairs our nominating committee and conflicts committee. Mr. Crawford has been the chairman of International Quality Education Limited since February 2002. Prior to that, Mr. Crawford was a founding partner of the Hong Kong office of Ernst & Young where, as chairman of the Audit Division, he acted as engagement or review partner for many public companies and banks before he retired from the firm in 1997. Mr. Crawford is a member of the Hong Kong Institute of Certified Public Accountants, a member and honorary president of the Macau Society of Certified Practising Accountants, and a member of the Canadian Institute of Chartered Accountants. Mr. Crawford has been a JP (Justice of the Peace) since 1997. He also served on the board of directors and was chairman of the audit committee of e-Kong Group Limited, which is listed on the Hong Kong Stock Exchange, until June 8, 2015. He is also on the board of directors and chairman of the audit committee of Regal Portfolio Management Limited, which manages the Regal Real Estate Investment Trust, the units of which are listed on the Hong Kong Stock Exchange. In February 2012, he was appointed as a member of the conflicts committee of the Macau Studio City project held by Melco Crown Entertainment Limited although he does not hold any directorships with Melco Crown Entertainment Limited or any of its subsidiaries.
Mr. Crawford has extensive knowledge of accounting issues from his experience as a managing audit partner at a major international accounting firm, has extensive operational knowledge as a result of his consulting experience, and is invaluable to our board’s discussions of financial and operational issues. As a result of these and other professional experiences, our board of directors has concluded that Mr. Crawford is qualified to serve as a director.

Samuel (Yuen Wai) Tsang Age 62 Director since 2008	Mr. Tsang joined our board in September 2008. Mr. Tsang is a solicitor admitted in Hong Kong, England and Australia. He was previously group legal counsel and company secretary of Melco International Development Limited (“Melco”), which holds significant interests in a total of four listed companies in Hong Kong, the United States and Canada. Mr. Tsang joined Melco in 2001 and oversaw its legal, corporate and compliance matters. Mr. Tsang has worked as a lawyer with major law firms and listed conglomerates in Hong Kong for over 30 years. He holds a master of laws degree from University of Hong Kong and a master of business administration degree from the Australian Graduate School of Management.
Mr. Tsang has extensive knowledge of corporate and commercial laws, corporate governance and the gaming industry from his senior legal management experience with Melco, and is invaluable to our board’s discussions of legal, governance and regulatory issues. As a result of these and other professional experiences, our board of directors has concluded that Mr. Tsang is qualified to serve as a director.
Anthony (Kanhee) Tyen, Ph.D. Age 60 Director since 2008	Dr. Tyen joined our board in September 2008 and chairs our compensation committee. Since 1985, Dr. Tyen has been in the proprietorship of his own accountancy and consulting practice, Anthony Tyen & Co. Dr. Tyen is a certified public accountant in Hong Kong and has over 39 years’ experience in auditing, accounting, management and company secretarial practice. He holds a doctoral degree in philosophy and a master degree in business administration, both from the Chinese University of Hong Kong. He is an associate member of the Hong Kong Institute of Certified Public Accountants, and a fellow member of both the Association of Chartered Certified Accountants and the Institute of Chartered Secretaries and Administrators. Dr. Tyen has served as an independent non-executive director and a member of audit committee to the board of Melco International Development Limited since June 2010 and Summit Ascent Holdings Limited since March 2011 and has been appointed as an independent non-executive director of China Baofeng International Limited since February 2016, all being companies listed on the Hong Kong Stock Exchange. Dr. Tyen has also been a director of Alpha Peak Leisure Inc., a company listed on the Toronto Stock Exchange since August 2012. He was previously an independent non-executive director of three Hong Kong listed companies, namely Value Convergence Holdings Limited, Recruit Holdings Limited and ASR Logistics Holdings Limited.
Dr. Tyen has extensive knowledge of accounting issues and the business operations in the markets in which the Company operates from his experience as an owner of an accounting firm in Hong Kong and is invaluable to our board’s discussions of accounting and operational issues. As a result of these and other professional experiences, our board of directors has concluded that Dr. Tyen is qualified to serve as a director.

Dennis (Chi Wai) Tam, Ph.D. Age 47 Director since 2015	Mr. Tam joined our board in March 2015. He has over 20 years of experience in corporate finance, accounting, financial control, and mergers & acquisitions. Mr. Tam has served as the Group Finance Director and Head of Human Resources & Administration of Melco International Development Limited, a company listed on The Stock Exchange of Hong Kong Limited, since October 2006 and July 2010, respectively. Mr. Tam is also an executive director of MelcoLot Limited, a company listed on The Stock Exchange of Hong Kong Limited.
Mr. Tam obtained his Master Degree in Accounting from Monash University, completed his Ph.D. program at Washington Intercontinental University and trained at Harvard Business School in Cambridge, Massachusetts. He is the chairman of the board for Greater China for the Institute of Certified Management Accountants (Australia), a member of CPA Australia and advisor of the General Education Development Committee in Peking University Shenzhen Graduate School. Mr. Tam was awarded “Asia’s Best CFO (Investor Relations)” at the Asian Excellence Awards by Corporate Governance Asia magazine in 2014 and 2015.
Mr. Tam has extensive knowledge of accounting issues and the business operations in the markets in which we operate from his senior management experience with Melco International Development Limited, and is invaluable to our board’s discussions of accounting and operational issues. As a result of these and other professional experiences, our board of directors has concluded that Mr. Tam is qualified to serve as a director.

Additional Information about our Board and its Committees

We have been a “controlled company” as defined under NASDAQ Listing Rule 5615(c)(1) since November 25, 2014 when EGT Entertainment Holding Limited became an approximate 64.8% shareholder of our Company. We rely on the “controlled company” exemption pursuant to NASDAQ Listing Rule 5615(c) to exempt our Company from the majority independent director composition requirement. All of the director nominees except Mr. Chung, Mr. Tsang and Mr. Tam are considered by the board of directors to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

During the year ended December 31, 2015, our board met eight times and all of the directors attended at least 75% of all meetings during the periods for which they served on our board, and at least 75% of all of the meetings held by committees of the board on which they serve. The board of directors has formed an audit committee, a nominating committee, a conflicts committee and a compensation committee, all of which operate under written charters, copies of which are available on our website at www.egt-group.com.

Our board of directors does not have a policy regarding board members’ attendance at meetings of our stockholders and all members of our board attended our prior year’s annual meeting of stockholders.

Audit Committee

During the year ended December 31, 2015, our audit committee was comprised of Mr. Vincent DiVito, Mr. John Crawford and Dr. Anthony Tyen. Mr. DiVito serves as the audit committee chair.

Our audit committee generally meets at least once a quarter and, in the year ended December 31, 2015, our audit committee held five meetings. This committee has the responsibility of selecting the firm that will serve as our independent public accountants, approving and reviewing the scope and results of the audit and any non-audit services provided by the independent public accountants and meeting with our financial staff to review internal controls, procedures and policies.

We have identified Mr. DiVito as the audit committee financial expert. Mr. DiVito was previously the president and chief financial officer of Lonza America, Inc., a global life sciences chemical company and he is also a certified public accountant and a certified management accountant. All members of our audit committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and in respect of independence for audit committee members as defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. In addition, Mr. Crawford and Dr. Anthony Tyen each meet the financial sophistication requirements in Rule 5605(c)(2)(A) of the NASDAQ Listing Rules.

Nominating Committee

During the year ended December 31, 2015, our nominating committee was comprised of Mr. Vincent DiVito, Mr. John Crawford and Dr. Anthony Tyen. Mr. Crawford serves as the nominating committee chair. Our nominating committee held three meetings in the year ended December 31, 2015.

The nominating committee is responsible for assisting our board with respect to the appropriate size and composition of our board and monitoring and making recommendations regarding the performance of our board. In this regard, our nominating committee evaluates the qualifications of all proposed candidates for election to our board, including capabilities, availability to serve, conflicts of interest and other relevant factors, and makes recommendations to our board concerning the size and composition of our board of directors.

The members of our nominating committee are considered by our board of directors to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

The charter of our nominating committee allows the nominating committee to consider for directorship candidates nominated by third parties, including stockholders. For a third party to suggest a candidate, one must provide our legal department with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

Our nominating committee has recommended Mr. Clarence Chung, Mr. Vincent DiVito, Mr. John Crawford, Mr. Samuel Tsang, Dr. Anthony Tyen and Mr. Dennis Tam as nominees for election to our board of directors at the 2016 annual meeting.

Compensation Committee

During the year ended December 31, 2015, our compensation committee was comprised of Mr. Vincent DiVito, Mr. John Crawford and Dr. Anthony Tyen. Dr. Tyen serves as the compensation committee chair. Our compensation committee held two meetings in the year ended December 31, 2015.

Our compensation committee has the responsibility of setting executive compensation guidelines, administering our stock incentive plans, and approving compensation of our executive officers and members of the board of directors. Our chief executive officer and other executive officers may attend compensation committee meetings and make recommendations, but they may not be present during discussions or deliberations regarding their own compensation. From time to time, our compensation committee will use an independent consultant in considering compensation policies and programs for executive officers. The members of our compensation committee are considered by our board of directors to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.

Conflicts Committee

During the year ended December 31, 2015, our conflicts committee was comprised of Mr. Vincent DiVito and Mr. John Crawford. Mr. Crawford serves as the conflicts committee chair. The conflicts committee members reviewed qualifying transactions on a semi-annual basis and held two meetings in the year ended December 31, 2015.

With regard to transactions between us and our principal stockholder, EGT Entertainment Holding, our board of directors has established a committee of the board, known as the conflicts committee, made up exclusively of members of our board who satisfy the independence requirements of Rule 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, and who are not then, and during the two years prior to their appointment or election had not been, an officer, director, employee of or consultant or advisor to EGT Entertainment Holding Limited or any affiliate of EGT Entertainment Holding Limited.

The conflicts committee operates under a charter that has been approved by our board of directors. Pursuant to the charter, the conflicts committee is required to review and approve all material agreements or transactions, if any, between us and any party holding 10% or more of our common shares or voting power or their affiliates. The conflicts committee charter may not be amended or modified unless (i) such amendment or modification has been approved and recommended by a majority of the members of the conflicts committee and (ii) at least five business days preceding the effective date of such amendment or modification we have filed with the SEC a current report on Form 8-K that accurately and fully discloses the proposed amendment or modification and the basis for the conflicts committee’s recommendations.

Director Compensation

Each member of our board of directors (except Mr. Dennis (Chi Wai) Tam) received an initial grant of 6,250 options upon his appointment.

On November 8, 2011, our board of directors, acting upon the recommendation and approval of our compensation committee, approved an amendment to our policy concerning the compensation of our directors. Pursuant to such amendments, for the three calendar years 2012, 2013 and 2014, each member of our board of directors receives an annual grant of options to purchase 6,250 shares of our common stock and each non-employee board member also receives a quarterly fee of $13,500, provided that the chairman of our audit committee receives an additional $6,500 per quarter. As of the date of this report, Mr. Samuel Tsang and Mr. Dennis (Chi Wai) Tam have unconditionally waived all their entitlements to the aforesaid quarterly fees. Since January 1, 2015, no annual grant of options has been made to members of our board of directors for reasons as explained in the last paragraph on page 22 of this proxy statement.

All annual grant options will vest in full six months and one day following the date of grant. The exercise price of such options is the market price of our common stock on the date of grant. Our directors are reimbursed for their out-of-pocket expenses related to their services as directors or meeting attendances, including their direct travel related expenses and education expenses of certain director.

Board Leadership Structure and Role in Risk Oversight

Mr. Clarence Chung has served as our chairman of the board since August 2008 and chief executive officer since October 2008. We have neither adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined nor do we have a lead director. We believe that given the small size of our board of directors and establishment of separate audit, compensation and nominating committees consisting of independent directors that our present board structure is in the best interest of us and our stockholders. Our board of directors has an active role in overseeing our areas of risk. While the full board has overall responsibility for risk oversight, the board has assigned certain areas of risk primarily to designated committees, which report back to the full board.

Compensation Committee Interlocks and Insider Participation

No member of our board of directors is employed by us or our subsidiaries except for Mr. Clarence Chung, who is presently employed as our president and chief executive officer. None of our executive officers serve on the board of directors of another entity, whose executive officers serve on the compensation committee of our board of directors. None of officers or employees participated in deliberations of our compensation committee concerning executive officer compensation.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our board. However, if a stockholder would like to send a communication to our board of directors, please address the letter to the attention of our legal department and it will be distributed to each director.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the election of all director nominees listed in this proxy statement.

Audit Committee Report

The audit committee reviewed and discussed our audited financial statements for the year ended December 31, 2015 with our management. The audit committee discussed with Ernst & Young, our independent auditors for the fiscal year ended December 31, 2015, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditors Communication with Those Charged with Governance”. The audit committee also received the written communication from Ernst & Young required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the audit committee has discussed the independence of Ernst & Young with them.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016.

THE AUDIT COMMITTEE

Vincent DiVito, Chairman
John Crawford
Anthony Tyen

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Ernst &Young as our independent registered public accounting firm for the fiscal year ended December 31, 2016. It is expected that representatives of Ernst & Young will attend the 2016 annual meeting by way of telephone conferencing, who will have the opportunity to make statements if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

Ernst & Young has continuously served as our independent registered public accounting firm beginning with the year ended December 31, 2008.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2015 and 2014 by our independent registered public accounting firm, Ernst & Young, for such years for the audit of our consolidated financial statements for these years and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q and accounting and auditing assistance relative to acquisition accounting and reporting.

	Years Ended December 31,
(Amounts in thousands)	2015	2014
Audit Fees	$399	$413
Tax Fees	56	125
Other Services	27	2
	$482	$540

Audit Committee Pre-Approval Policies

Our audit committee approves all audit fees, audit-related fees, tax fees and special engagement fees. The audit committee approved 100% of such fees for the years ended December 31, 2015 and 2014.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL THREE — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has approved a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 38,000,000 to 250,000,000. The proposed amendment would replace Section 4.1 of the Fourth Article of the Amended and Restated Certificate of Incorporation with the following language:

“The Corporation is authorized to issue two hundred and fifty million (250,000,000) shares of common stock, $.001 per value (“Common Stock”) and ten million (10,000,000) shares of preferred stock, $.001 par value (“Preferred Stock”). Common Stock and Preferred Stock may be issued from time to time without action by the stockholders. Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.”

Our board of directors believes it is in the best interests of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions and business combinations, as well as other general corporate transactions. Our board of directors believes that additional authorized shares of common stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.

The Company is currently contemplating certain financing alternatives, each of which would involve the Company’s pursuit of additional capital in consideration of its issuance of its common shares, however as of the date of this proxy statement the Company has no definitive plans or commitments or any arrangements, understandings or agreements regarding the issuance of shares of its common stock for additional capital. Except as otherwise required by law or by a regulation of the NASDAQ Capital Market, the newly authorized shares of common stock will be available for issuance at the discretion of the board of directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our board of directors determines is not in the best interest of the Company and its stockholders. However, our board of directors does not intend or view the proposed increase in the number of authorized shares of the Company’s common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of the Company’s common stock will be identical to the shares of common stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the proposed amendment to increase the number of authorized shares of the Company’s common stock from 38,000,000 to 250,000,000.

PROPOSAL FOUR — ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act and related Securities and Exchange Commission rules and regulations, we are required to provide our stockholders the opportunity, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the “Executive Compensation” section of this proxy statement. At our annual meeting of stockholders held on July 26, 2013, our stockholders, upon the recommendation of our board of directors, approved a resolution that we provide stockholders this opportunity annually.

Our compensation structure is established by our compensation committee and is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry without targeting or setting compensation at specific benchmark percentiles. Our compensation committee’s philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our stockholders. Within this framework, our compensation committee strives to maintain executive compensation that is fair, reasonable, and competitive.

Our board of directors is asking the stockholders to approve of and support the compensation of the named executive officers as described in this proxy statement. This vote is advisory, which means that it will not be binding on the Company. However, even though this vote is non-binding, we value the input of our stockholders and our compensation committee will consider the results of this vote in making future compensation decisions regarding our named executive officers.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion included in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock as of September 30, 2016, by:

•	All of our then current directors and executive officers, individually;
•	All of our then current directors and executive officers, as a group; and
•	All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 14,464,220 shares of our common stock outstanding as of September 30, 2016, according to the recorded ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of September 30, 2016, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o Entertainment Gaming Asia Inc., Room 3701, 37th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong.

Name of Director, Executive Officer or Nominee	Shares(1)		Percentage
Clarence (Yuk Man) Chung	593,391	(2)	4.1%
Traci L. Mangini	12,500	(3)	*
Vincent L. DiVito	20,835	(4)	*
John W. Crawford, J.P.	17,546	(5)	*
Anthony (Kanhee) Tyen	27,411	(6)	*
Samuel (Yuen Wai) Tsang	16,875	(7)	*
Dennis (Chi Wai) Tam	NIL		—
All directors and executive officers as a group (7 persons)	688,558		4.7%

*	Less than one percent

Name and Address of 5%(+) Holders	Shares(1)		Percentage
EGT Entertainment Holding Limited 38/F, The Centrium 60 Wyndham Street Central, Hong Kong	9,378,074	(8)	64.8%

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them. The shares in the table give effect to the reporting persons’ participation in the option exchange conducted by the Company in the third quarter of 2016 and, as a result the share amounts set forth above vary from the share amounts reported in the Company’s Form 10-K for the year ended December 31, 2015 that was filed with the SEC on March 30, 2016. The variances result from the reporting persons’ exchange of vested options, which were reflected in the ownership table in the 2015 Form 10-K, for new options that are subject to vesting, and therefore not reported in the table above.
(2)	Includes 3,125 shares issuable upon the exercise of stock options.
(3)	Includes 6,250 shares issuable upon the exercise of stock options.
(4)	Includes 3,125 shares issuable upon the exercise of stock options.
(5)	Includes 3,125 shares issuable upon the exercise of stock options.
(6)	Includes 19,911 shares issuable upon the exercise of stock options.

(7)	Includes 9,375 shares issuable upon the exercise of stock options.
(8)	The shares are owned directly by EGT Entertainment Holding, which is the indirect wholly-owned subsidiary of Melco International Development Limited. Melco is the indirect beneficial owner of the reported securities.

Equity Compensation Plan Information

At our annual meeting on September 8, 2008, our stockholders approved our 2008 Stock Incentive Plan, or the 2008 plan. On April 29, 2016, or the Board Approval Date, the board of the Company approved (i) a one-time stock option exchange program, to permit the Company to cancel certain stock options held by certain Company’s directors, employees and other persons, or the Eligible Options, in exchange for new, or replacement, options and (ii) the Company’s 2016 Amended and Restated Stock Incentive Plan, or the 2016 Plan, which amends and restates the 2008 Plan to, among other things, permit the board of the Company to reprice outstanding equity awards without stockholder approval, to implement certain requirements of the Rules Governing the Listing of Securities on The Hong Kong Stock Exchange Limited and to make certain other administrative changes to the 2008 plan.

Option Exchange

The Company conducted a voluntary stock option exchange program in the third quarter of 2016. Under the stock option exchange program, each Eligible Option was eligible to be exchanged, on a one-for-one basis, for a new stock option issued under the 2016 Plan with an exercise price equal to $1.94, the higher of: (i) 100% of the Fair Market Value (as defined in the 2016 Plan) of shares of common stock on the Board Approval Date and (ii) 100% of the average Fair Market Value of the common stock for the five business days immediately preceding the Board Approval Date. Eligible participants for the exchange were all employed by the Company or otherwise in the Company’s service on the date of the option exchange commenced and remained as such through the date of the option exchange. All of the holders of Eligible Options participated in the option exchange and those parties exchanged outstanding options for the purchase of 484,781 shares of common stock for new options granted under the 2016 Plan to the for the purchase of an equal number of shares of common stock.

2016 Plan

The 2016 Plan allows for incentive awards to eligible recipients consisting of:

•	Options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;
•	Non-statutory stock options that do not qualify as incentive options;
•	Restricted stock awards, which are shares of common stock that are subject to certain forfeiture and transferability restrictions; and
•	Performance stock awards, which are shares of common stock that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

The number of shares reserved for issuance under the 2016 plan is 1,250,000 shares. The exercise price of an option granted under the 2016 plan shall not be less than the higher of (i) 100% of the Fair Market Value as defined in the 2016 Plan of one share of Common Stock on the date on which the Committee as defined in the 2016 Plan approves the grant and (ii) the average Fair Market Value as defined in the 2016 Plan of one share of Common Stock for the five business days immediately preceding the date on which the Committee as defined in the 2016 Plan approves the grant. Notwithstanding the above, if at the time such Option is granted, the recipient owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the per share price to be paid shall be 110% of the Fair Market Value as defined in the 2016 Plan with respect to an Option. The outstanding stock options generally vest over three years and have ten-year contractual terms.

During the year ended December 31, 2015, there were no grants of stock options or restricted stock awards and there were no exercises of outstanding stock options.

Prior to January 1, 2009, we had two stock options plans, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Directors’ Stock Option Plan, or the previous stock option plans, through which 937,500 shares and 18,750 shares were authorized, respectively. Both previous stock option plans expired on December 31, 2008; however, options granted under the previous stock option plans that were outstanding as of the date of termination remain outstanding and subject to termination according to their terms.

As of December 31, 2015, stock options for the purchase of 226,252 and 4,376 shares of common stock, respectively, were outstanding in relation to the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Director’s Stock Option Plan.

As of December 31, 2015, stock options for the purchase of 536,848 shares of common stock were outstanding under the 2008 Plan. After giving effect to the 2016 stock option exchange program described above, as of the date of this proxy statement there are stock options for the purchase of 208,630 shares of common stock outstanding under the 2008 Plan.

As of December 31, 2015, 734,976 stock options were exercisable with a weighted average exercise price of $7.95, a weighted average fair value of $3.35 and an aggregate intrinsic value of approximately $34,000. The total fair value of shares vested during the year ended December 31, 2015 was approximately $45,000. As of December 31, 2015, an aggregate of 32,500 options granted under all plans were subject to vesting with a total compensation cost approximately $10,000. The amount is expected to be recognized over 0.74 years. The foregoing information does not give effect to the 2016 stock option exchange program described above.

A summary of all current and expired plans as of December 31, 2015 and 2014 and changes during the years then ended are presented in the following tables (which do not give effect to the 2016 stock option exchange program described above).

Options

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2013	822,946	$8.54	5.99	$738
Granted	56,250	4.84	—	280
Exercised	—	—	—	—
Forfeited or expired	(94,164)	9.80	—
Outstanding as of December 31, 2014	785,032	8.02	5.42	46
Exercisable as of December 31, 2014	727,949	$8.14	5.27	$46

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2014	785,032	$8.02	5.42	$46
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited or expired	(17,556)	13.46	—	—
Outstanding as of December 31, 2015	767,476	7.90	4.28	34
Exercisable as of December 31, 2015	734,976	$7.95	4.14	$34

Restricted Stock

	Number of Shares	Weighted Average Fair Value at Grant Date	Weighted Average Remaining Contractual Life (in years)
Unvested balance as of December 31, 2013	—	$—	—
Granted	23,750	4.84	—
Vested(1)	(16,250)	4.84	—
Unvested balance as of December 31, 2014	7,500	$4.84	1.41

	Number of Shares	Weighted Average Fair Value at Grant Date	Weighted Average Remaining Contractual Life (in years)
Unvested balance as of December 31, 2014	7,500	$4.84	1.41
Granted	—	—	—
Vested(2)	(3,750)	—	—
Unvested balance as of December 31, 2015	3,750	$4.84	0.41

(1)	Vested shares included 12,500 shares of restricted common stock issued in the year ended December 31, 2014 for which final vesting of 5,625 shares was approved by the Company’s compensation committee in March 2015.

EXECUTIVE COMPENSATION1

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, the chief executive officer for the years ended December 31, 2015 and 2014 and the only other executive officer earning in excess of $100,000 for services rendered in all capacities for the years ended December 31, 2015 and 2014. Mr. Chung has served as the chief executive officer since October 2008. Ms. Mangini has served as the interim chief financial officer since October 2015 following the departure of Mr. Andy Tsui.

(amounts in thousands) Name and Principal Position (a)	Year (b)	Salary (c)		Bonus (d)		Stock Awards (e)		Option Awards (f)		All Other Compensation (g)	Total (h)
Clarence Chung, CEO	2015	$0	(1)	$100	(1)	$—		$—		$—	$100
	2014	$90		$135	(2)	$19	(2)	$38	(2)	$—	$282
Andy Tsui, CAO(3)	2015	$193		$—		$—		$—		$—	$193
	2014	$208		$17	(4)	$—		$—		$—	$225
Traci L. Mangini, Interim CFO	2015	$242		$25	(5)	$—		$—		$—	$267

The dollar amounts in columns (e) and (f) reflect the values of shares and/or options as of the grant date for the years ended December 31, 2015 and 2014, in accordance with ASC 718, Compensation — Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2015.

(1)	On August 13, 2015, EGT-HK and Mr. Chung entered into a new employment agreement which entitles him to a fixed salary in the amount of $1 per year and additional incentive remuneration, payable in cash, to be determined annually by the compensation committee of the board of directors of the Company. The determination of the additional incentive remuneration is not subject to any fixed or quantitative standards and instead shall be subject to the compensation committee’s discretion. On April 30, 2016 the compensation committee decided that Mr. Chung should be entitled to $100,000 as additional incentive remuneration for the year 2015.
(2)	On December 27, 2013, the compensation committee of the board of directors resolved that the amount of the CEO’s eligible performance-based compensation for 2014 was a cash award up to $300,000, options to purchase up to 25,000 common shares and a restricted stock award of up to 12,500 shares, all of which were subject to the vesting and risk of forfeiture based on the performance of Mr. Chung for the fiscal year ended December 31, 2014. On March 31, 2015, the compensation committee reviewed the financial and non-financial performance targets as of 2014 and decided that Mr. Chung should be entitled to 45% of the cash, the options and the restricted stock award under the CEO’s eligible performance-based compensation for 2014. For the year ended December 31, 2014, Mr. Chung was granted options to purchase 6,250 shares of our common stock as part of the annual grant to members of the board of directors.
(3)	Mr. Tsui resigned effective September 30, 2015 and his 2015 compensation represents January through September of 2015.
(4)	On April 2, 2015, Mr. Tsui received a cash bonus of $17,000 for his contributions during the year ended December 31, 2014.
(5)	On April 21, 2016, Ms. Mangini received a cash bonus of $25,000 for her contributions during the year ended December 31, 2015.

[1]	The Executive Compensation section discusses stock options granted by the Company to the officers and directors named herein. Certain of these options were Eligible Options under the Company’s 2016 stock option exchange program described above and were exchanged for new options granted in the option exchange under the 2016 Plan.

Narrative Disclosure to Summary Compensation Table

Mr. Clarence Chung

On December 31, 2012, Elixir Gaming Technologies (Hong Kong) Limited, or EGT-HK, and Dreamworld Leisure Management Limited, or EGT-BVI, both of which are our wholly-owned subsidiaries, each entered into different employment agreements with Mr. Chung for the position of CEO. The employment agreement entered into by EGT-HK is for Mr. Chung’s services performed on behalf of us within Hong Kong or in relation to our business, if any, in Hong Kong and the employment agreement entered into by EGT-BVI is for Mr. Chung’s services performed on our behalf outside of Hong Kong or in relation to our business outside of Hong Kong.

Each employment agreement commenced on January 1, 2013 and continues indefinitely until terminated by either party. EGT-HK or EGT-BVI, as the case may be, can terminate their respective agreements immediately for “cause”, as such term is defined in the agreements. In addition, either party to the agreements may terminate the agreement without cause upon three months prior written notice or payment of three months base salary in lieu of notice to the other party.

According to the terms of each employment agreement, the CEO is entitled to an annual base salary to be determined annually by the compensation committee of our board of directors. The compensation committee has determined that the CEO’s annual base salary under the Hong Kong and overseas employment agreements for 2013 is $30,000 and $60,000, respectively. Pursuant to the terms of the overseas employment agreement, the CEO is also entitled to receive discretionary and performance-based compensation, payable in cash or securities of the Company or a combination of both as the compensation committee may determine. The amount of the performance-based compensation and the key performance indexes by which the CEO will earn the performance based compensation shall be determined by the compensation committee annually. The compensation committee has determined that the amount of the CEO’s eligible performance-based compensation for 2013 is up to $300,000 in cash, options to purchase up to 25,000 common shares and a restricted stock award of up to 12,500 shares, all of which are subject to the vesting and risk of forfeiture based on the performance of Mr. Chung for the fiscal year ending December 31, 2013. Both of the options to purchase 25,000 common shares of the Company and the restricted stock award of 12,500 common shares of the Company were granted by us to Mr. Chung on January 2, 2013 under our 2008 Stock Incentive Plan. The options were granted at an exercise price of $7.86 per share. On March 4, 2014, the compensation committee decided that Mr. Chung should be entitled to 65% of the cash, the options and the restricted stocks award under the CEO's eligible performance-based compensation for 2013.

On December 27, 2013, the compensation committee determined that the CEO’s annual base salary under the Hong Kong and overseas employment agreements for 2014 would be $30,000 and $60,000, respectively. The compensation committee also determined that the amount of the CEO’s eligible performance-based compensation for 2014 is up to $300,000 in cash, options to purchase up to 25,000 common shares and a restricted stock award of up to 12,500 shares, all of which are subject to the vesting and risk of forfeiture based on the performance of Mr. Chung for the fiscal year ending December 31, 2014. All cash payments under the two employment agreements are to be paid by EGT-BVI pursuant to the overseas employment agreement, other than the $30,000 base salary payable by EGT-HK pursuant to the Hong Kong employment agreement. Both of the options to purchase 25,000 common shares of the Company and the restricted stock award of 12,500 common shares of the Company were granted by the Company to Mr. Chung on January 2, 2014 under its 2008 Stock Incentive Plan. The options were granted at an exercise price of $4.84 per share. On March 31, 2015, the compensation committee decided that Mr. Chung should be entitled to 45% of the cash, options and restricted stock award under the CEO’s eligible performance-based compensation for the year ended December 31, 2014.

On August 13, 2015, EGT-HK and Mr. Chung entered into a new employment agreement, or Executive Employment Agreement, which terminated and replaced the HK employment agreement retroactive to December 31, 2014. Under the Executive Employment Agreement, Mr. Chung shall act as the Executive Chairman and CEO of the Company and perform his service principally within and in relation to Asia with effect from January 1, 2015. On August 13, 2015, EGT-BVI and Mr. Chung entered into a deed of termination and release for termination of the overseas employment agreement retroactive to December 31, 2014.

The Executive Employment Agreement shall continue indefinitely until terminated by either party. EGT-HK can terminate the Executive Employment Agreement immediately for “cause”, as such term is defined in the agreement. In addition, either party to the agreement may terminate the agreement without cause upon three months prior written notice or payment of three months base salary in lieu of notice to the other party. According to the terms of the Executive Employment Agreement, Mr. Chung is entitled to a fixed salary in the amount of $1 per year and additional incentive remuneration, payable in cash, to be determined annually by the compensation committee of the board of directors of the Company. The determination of the additional incentive remuneration is not subject to any fixed or quantitative standards and instead shall be subject to the compensation committee’s discretion. The compensation committee shall determine Mr. Chung’s additional incentive remuneration under the Executive Employment Agreement for 2015 within four months following the end of 2015, which is discretionary in nature and the amount of which, if any, shall be determined by compensation committee and vary from year to year.

During his employment with us, Mr. Chung also serves as (i) an executive director of Melco International Development Limited, the parent corporation of our principal shareholder, EGT Entertainment Holding, and receives a salary from Melco for his services rendered to Melco; and (ii) a director of Melco Crown Entertainment Limited. In December 2012, Mr. Chung has also been appointed as the chairman and president of Melco Crown (Philippines) Resorts Corporation, an indirect subsidiary of Melco Crown Entertainment Limited, which engages in a hotel casino resort project in the Philippines. Mr. Chung receives compensation in the abovementioned capacities.

Outstanding Equity Awards at Year-End 2015

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (mm/dd/yyyy)
Clarence Chung	1,875	(1)	—		—	$57.92	01/22/2018
	6,250	(2)	—		—	$73.44	11/14/2017
	125,000	(3)	—		—	$2.72	12/29/2018
	3,125	(4)	—		—	$2.08	02/12/2019
	3,125	(5)	—		—	$4.64	01/07/2020
	31,250	(6)	—		—	$4.40	01/22/2020
	3,125	(7)	—		—	$5.76	02/03/2021
	31,250	(8)	—		—	$5.76	02/03/2021
	6,250	(9)	—		—	$3.70	01/03/2022
	37,500	(10)	—		—	$3.70	01/03/2022
	6,250	(11)	—		—	$7.86	01/02/2023
	—		16,250	(12)	—	$7.86	01/02/2023
	6,250	(13)	—		—	$4.84	01/02/2024
	—		11,250	(14)	—	$4.84	01/02/2024
Andy Tsui	12,500	(15)	—		—	$1.28	12/11/2018
	9,375	(16)	—		—	$4.16	12/31/2018
	15,625	(17)	—		—	$5.76	12/31/2018
	3,750	(18)	—		—	$7.50	12/31/2018
Traci L. Mangini	12,500	(19)	—		—	$19.52	05/21/2018
	6,250	(20)	—		—	$1.28	12/11/2018
	9,375	(21)	—		—	$4.16	03/12/2020
	9,375	(22)	—		—	$5.76	02/03/2021
	2,500	(23)	1,250	(23)	—	$7.50	03/11/2023

(1)	We granted Mr. Chung 1,875 options as of January 22, 2008. Such options vested and became exercisable on July 23, 2008.

(2)	We granted Mr. Chung 6,250 options as of February 12, 2008. Such options vested and became exercisable on May 15, 2008.
(3)	We granted Mr. Chung 125,000 options as of December 29, 2008. Such options vested and became exercisable on December 29, 2009. On December 27, 2013, the compensation committee of the board of directors approved the extension of such options for an additional five years up to December 29, 2018.
(4)	We granted Mr. Chung 3,125 options as of February 12, 2009. Such options vested and became exercisable on August 13, 2009.
(5)	We granted Mr. Chung 3,125 options as of January 7, 2010. Such options vested and became exercisable on July 8, 2010.
(6)	We granted Mr. Chung 31,250 options as of January 22, 2010. Such options vested and became exercisable on January 1, 2011.
(7)	We granted Mr. Chung 3,125 options as of February 3, 2011. Such options vested and became exercisable on August 4, 2011.
(8)	We granted Mr. Chung 31,250 options as of February 3, 2011. Such options vested and became exercisable on January 1, 2012.
(9)	We granted Mr. Chung 6,250 options as of January 3, 2012. Such options vested and became exercisable on July 4, 2012.
(10)	We granted Mr. Chung 37,500 options as of January 3, 2012. Such options vested and became exercisable on January 1, 2013.
(11)	We granted Mr. Chung 6,250 options as of January 2, 2013. Such options vested and became exercisable on July 3, 2013.
(12)	We granted Mr. Chung 25,000 options as of January 2, 2013 of which 8,750 options were forfeited on March 4, 2014. The remaining 16, 250 options vested and became exercisable on January 2, 2016.
(13)	We granted Mr. Chung 6,250 options as of January 2, 2014. Such options vested and became exercisable on July 3, 2014.
(14)	We granted Mr. Chung 11,250 options as of January 2, 2014. Such options vest and become exercisable on January 2, 2017.
(15)	We granted Mr. Tsui 12,500 options as of December 11, 2008. Such options vested and became exercisable as follows: 4,166 on December 11, 2009; 4,167 on December 11, 2010; and 4,167 on December 11, 2011.
(16)	We granted Mr. Tsui 9,375 options as of March 12, 2010. Such options vested and became exercisable on March 12, 2011.
(17)	We granted Mr. Tsui 15,625 options as of February 3, 2011. Such options vested and became exercisable as follows: 5,209 on February 3, 2012; 5,208 on February 3, 2013; and 5,208 on February 3, 2014.
(18)	We granted Mr. Tsui 3,750 options as of March 11, 2013. Such options vested and became exercisable as follows: 1,250 on March 11, 2014; 1,250 on March 11, 2015; and 1,250 on September 30, 2015.
(19)	We granted Ms. Mangini 12,500 options as of May 21, 2008. Such options vested and became exercisable as follows: 4,166 on May 21, 2009; 4,167 on May 21, 2010; and 4,167 on May 21, 2011.
(20)	We granted Ms. Mangini 6,250 options as of December 11, 2008. Such options vested and became exercisable as follows: 2,083 on December 11, 2009; 2,083 on December 11, 2010; and 2,084 on December 11, 2011.
(21)	We granted Ms. Mangini 9,375 options as of March 12, 2010. Such options vested and became exercisable on March 12, 2011.
(22)	We granted Ms. Mangini 9,375 options as of February 3, 2011. Such options vested and became exercisable as follows: 3,125 on February 3, 2012; 3,125 on February 3, 2013; and 3,125 on February 3, 2014.
(23)	We granted Ms. Mangini 3,750 options as of March 11, 2013. Such options vested and became exercisable as follows: 1,250 on March 11, 2014; 1,250 on March 11, 2015; and 1,250 on March 11, 2016.

2015 Director Compensation Table

(amounts in thousands) Name (a)	Fees Earned (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Vincent DiVito	$80	$—	$—	$—	$—	$—	$80
John Crawford	$54	$—	$—	$—	$—	$—	$54
Anthony Tyen	$54	$—	$—	$—	$—	$—	$54
Samuel Tsang	$—	$—	$—	$—	$—	$—	$—
Dennis Tam	$—	$—	$—	$—	$—	$—	$—

The dollar amounts in columns (c) and (d) reflect the values of equity awards as of the grant date, in accordance with ASC 718, Compensation — Stock Compensation, and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2015.

Each member of the board of directors received an initial grant of 6,250 options upon his appointment (except Mr. Dennis (Chi Wai) Tam).

Since January 2012, our policy had been to provide each member of the board of directors with an annual grant of options to purchase 6,250 shares of our common stock and each non-employee board member a quarterly fee of $13,500, provided that the chairman of our audit committee received an additional $6,500 per quarter.

As of the date of this Proxy Statement, both Mr. Tsang and Mr. Tam had unconditionally waived all their entitlements to the aforesaid quarterly fees.

Melco International Development Limited, a company listed on the Hong Kong Stock Exchange Limited, or HKEx, became an indirect owner of 64.8% of our issued shares in November 2014 and, therefore, we became a subsidiary of Melco. As a Melco subsidiary, the Rules Governing the Listing of Securities on the HKEx became applicable to certain aspects of the Company. In particular, the HKEx listing rules prescribe specific requirements as to the terms and adoption of any incentive plans under which options of our shares may be granted. As our 2008 incentive plan was implemented before the HKEx listing rules became applicable to us, its terms are not consistent with the relevant HKEx Listing Rules requirements and, as a result, we were not and will not be able to grant any additional options of our shares until we adopt a new incentive plan which complies with those requirements. From January 1, 2015 until the date of this annual report, no annual grant of options has been made to members of the board of directors. All annual grant options will vest in full six months and one day following the date of grant. The exercise price of such options is the market price of our common stock on the date of grant. Our directors are reimbursed for their out-of-pocket expenses related to their services as directors or meeting attendances.

On April 29, 2016, the board of the Company approved the stock option exchange program and 2016 Plan, the details of which are provided at page 15 under the section entitled “Equity Compensation Plan Information” herein. Both the stock option exchange program and 2016 Plan were approved by our stockholders, without a meeting of stockholders, by written consent of our majority shareholder, effective as of July 18, 2016 and the members of the board of directors holding Eligible Options have accepted the exchange under stock option exchange program.

On February 27, 2013, the compensation committee of the board of directors resolved the grant of cash bonus of $25,000 to each non-employee director for rewarding their efforts and guidance to management during the year ended December 31, 2012.

SEC Position on Certain Indemnification Arrangements

Our articles of incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Chapter 78 of the Nevada Revised Statutes provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws, Nevada law or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

Indemnification Agreements

We have entered into indemnification agreements with members of our board of directors and certain other employees in which we agreed to hold harmless and indemnify such directors, officers and employees to the fullest extent authorized under Nevada law, and to pay any and all related expenses reasonably incurred by the indemnitee. The relevant members of our board of directors are Mr. Clarence Chung, Mr. Vincent L. DiVito, Mr. John Crawford, Mr. Samuel Tsang and Dr. Anthony Tyen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH THE COMPANY

Transaction Review

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board of directors. Our bylaws provide that no such transactions by us shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of our board or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if the contract or transaction is fair and reasonable to us at the time it is authorized or approved and either:

•	The fact of such common directorship or financial interest is disclosed or known by our board or committee and noted in the minutes, and our board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or
•	The fact of such common directorship or financial interest is disclosed to or known by the stockholders entitled to vote, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares of common stock entitled to vote (the votes of the interested directors or officers shall be counted in any such vote of stockholders).

In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the stockholders approving the transaction.

With regard to transactions between us and our principal stockholder, EGT Entertainment Holding Limited, our board of directors has established a committee of the board, known as the conflicts committee. For details of the scope of authority and composition of our conflicts committee, please refer to the section “Conflicts Committee” in Proposal One — Election of Directors set forth above.

EGT Entertainment Holding Limited (“EGT Entertainment Holding”) Transactions

Melco Transactions

Trade Sales of Gaming Products

Period/Date	Related Party	Contracts/Transactions	Amount (US$)
For the year ended December 31, 2014	Melco Crown (Macau) Limited, or MCM, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $138,000
For the year ended December 31, 2014	MCE Leisure (Philippines) Corporation, or MCE Leisure, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $3.5 million
For the year ended December 31, 2014	Melco Crown Entertainment Limited, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $243,000
On December 18, 2014	MCM and MCE Leisure	(a) MCM and Dolphin Products entered into the Macau Framework Agreement; and (b) MCE Leisure and Dolphin Products entered into the PHP Framework Agreement;	The annual caps for each of the three financial years ending December 31, 2017 are $18 million, $6 million and $5 million, respectively.
Under the above agreements, MCM and MCE Leisure will purchase, from time to time, gaming equipment, gaming chips, gaming plaques and related products from Dolphin Products, its holding companies and subsidiaries for a term of three years commencing from January 1, 2015 subject to annual caps;

Period/Date	Related Party	Contracts/Transactions	Amount (US$)
Neither MCM nor MCE Leisure is under any commitment to purchase any amount of products from Dolphin Products and there can be no assurance that either will purchase any products.
For the year ended December 31, 2015	Melco Crown (Macau) Limited, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $358,000
For the year ended December 31, 2015	MCE Leisure (Philippines) Corporation, or MCE Leisure, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $4.9 million
For the year ended December 31, 2015	Melco Crown Entertainment Limited, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $212,000
For the year ended December 31, 2015	Studio City International Holding Limited, a subsidiary of Melco International Development Limited	Sales of gaming products	Sales price: approximately $2.3 million
For the year ended December 31, 2015	Oriental Regent Limited, a company indirectly owned by Melco International Development Limited	Sales of gaming products	Sales price: approximately $1.5 million

Management Services

Period	Related Party	Transactions	Amount (US$)
For the year ended December 31, 2014	Golden Future (Management Services) Limited, a wholly-owned subsidiary of Melco Crown (Macau) Limited	Management services related to our gaming products business provided by Golden Future (Management Services) Limited	Payment of approximately $276,000 to Golden Future (Management Services) Limited

Period	Related Party	Transactions	Amount (US$)
For the year ended December 31, 2015	Golden Future (Management Services) Limited, a wholly-owned subsidiary of Melco Crown (Macau) Limited	Management services related to our gaming products business provided by Golden Future (Management Services) Limited	Payment of approximately $281,000 to Golden Future (Management Services) Limited
For the year ended December 31, 2015	Melco Services Limited, a wholly-owned subsidiary of Melco International Development Limited	Corporate management and administrative services provided by Melco Services Limited	Payment of approximately $206,400 to Melco Services Limited

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2015.

OTHER BUSINESS

We know of no business that will be presented for consideration at the 2016 annual meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the 2016 annual meeting, it is intended that proxies solicited by our board will be voted according to the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to Investor Relations, Entertainment Gaming Asia Inc., 40 E. Chicago Ave. #186 Chicago, IL 60611-2026 or tracimangini@egt-group.com.

Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above correspondence address and email address.

PROPOSALS FOR THE NEXT ANNUAL MEETING

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2017 annual meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at Room 3701, 37th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong no later than March 15, 2017. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after March 15, 2017 shall be considered untimely and shall not be made a part of our proxy materials.

A stockholder who wishes to make a proposal at the next annual meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next annual meeting will have discretionary authority to vote on the proposal.

INFORMATION INCORPORATED BY REFERENCE

We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 30, 2016, except to the extent information in that report is different from the information contained in this proxy statement. The information incorporated by reference includes the description of our executive officers set forth in Part III, Item 10 “Directors, Executive Officers and Corporate Governance” in our 2015 annual report on Form 10-K.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING BY REQUEST TO INVESTOR RELATIONS OF ENTERTAINMENT GAMING ASIA INC. AT 40 E. CHICAGO AVE. #186 CHICAGO, IL 60611-2026 OR TO THE EMAIL ADDRESS AT tracimangini@egt-group.com or by phone at (872) 802-4227.

BY ORDER OF THE BOARD OF DIRECTORS

Clarence Chung
Chairman of the Board

October 24, 2016
Hong Kong

[FRONT OF PROXY CARD]

YOUR VOTE IS IMPORTANT TO US.
PLEASE CAST YOUR VOTE TODAY.
PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 23, 2016
SOLICITED BY THE BOARD OF DIRECTORS OF ENTERTAINMENT GAMING ASIA INC.

The undersigned stockholder of Entertainment Gaming Asia Inc. hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and annual report in connection with our annual meeting of stockholders to be held on Wednesday, November 23, 2016, at 10:00 a.m., local time, at M2, 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong, and hereby appoints Clarence (Yuk Man) Chung and Traci Mangini, as proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof.

(The proxy is instructed to vote as specified on the reverse)

VOTING BY TELEPHONE OR INTERNET IS QUICK, EASY AND IMMEDIATE.  As a stockholder of Entertainment Gaming Asia Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern time, on November 21, 2016.

TO VOTE YOUR PROXY BY INTERNET.  Please access the website, www.cstproxyvote.com, with your proxy card available. Please follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY TELEPHONE.  Using any touch-tone telephone, please call 1 (866) 894-0537 to vote your proxy. Please have your proxy card available when you call and follow the voting instructions to vote your shares.

TO VOTE YOUR PROXY BY MAIL.  Please mark, sign and date your proxy card below, detach the proxy card and return the proxy card in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING
ELECTRONICALLY BY INTERNET OR TELEPHONE.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE. ▼

PROXY

THIS PROXY SHALL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROPOSAL IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please make your votes like this	☑

1. ELECTION OF DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	FOR ALL EXCEPT ☐	WITHHOLD AUTHORITY ☐	4. ADVISORY NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Clarence Chung (2) Vincent L. DiVito (3) John W. Crawford (4) Samuel Tsang (5) Anthony Tyen (6) Dennis Tam

5.

VOTE ON THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING TO ANOTHER TIME AND DATE IF SUCH ACTION IS NECESSARY FOR THE BOARD OF DIRECTORS TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1, 2, 3 OR 4.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
2. VOTE ON RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐	6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. VOTE ON THE PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK	FOR ☐	AGAINST ☐	ABSTAIN ☐
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: